UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 29, 2015
QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

DE	000-49629	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)
(949) 399-4500
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement
On June 29, 2015, the Company entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with certain "accredited investors" (each, an "Investor" and collectively, the "Investors"), as such term is defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the "Securities Act"), for the purchase and sale of 2% senior secured Series B convertible promissory notes (the "Convertible Notes") in the aggregate principal amount of $2.0 million. The Company intends to use the net proceeds from the offering to develop new CNG tanks and systems for use in virtual pipeline applications and general working capital purposes. The closing of the transaction occurred on June 30, 2015. The Purchase Agreement contains customary representations and warranties and indemnification provisions. The foregoing description of the Purchase Agreement is qualified by reference to the complete terms of such Purchase Agreement, the form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
The holders of the Convertible Notes have the right at any time and from time to time to convert the principal amount into up to 839,489 shares of the Company's common stock at a fixed conversion price of $2.3824 per share, subject only to customary anti-dilution provisions for stock splits, stock dividends and similar corporate events. Interest on the Convertible Notes accrues at the rate of 2% per annum and is payable upon the earlier of conversion or maturity. The Company has the right to pay the accrued interest in cash or stock. If the Company elects to pay in stock, then the number of shares to be issued in payment of the interest will be based on the $2.3824 conversion price. The Convertible Notes mature on September 18, 2018; provided, however, during the 30-day period beginning on July 1, 2017, and upon notice provided by the holders of a majority of the outstanding principal amount of the Convertible Notes, the holders can put the Convertible Notes to the Company and the Company would be obligated to redeem the principal and interest then outstanding under the Convertible Notes within 90 days thereafter. In addition, the Convertible Notes are subject to redemption in connection with a change in control transaction. The Convertible Notes are subordinated in all respects to the Company’s obligations to Bridge Bank, National Association (“Bridge Bank”) and provide for a default if the Company’s common stock is not listed on Nasdaq or another national securities exchange as well as other customary events of default. The foregoing description of the Convertible Notes is qualified by reference to the complete terms of such Convertible Notes, the form of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.
The Convertible Notes are secured by a second lien on substantially all of the Company’s operating assets (excluding the Company’s direct and indirect ownership interests in Schneider Power Inc. (“SPI”) and each of SPI’s wholly-owned subsidiaries) pursuant to the terms of a Subordinated Security Agreement between the Company and Kevin Douglas, as collateral agent for all the Convertible Note holders. The lien granted to the collateral agent on behalf of the Convertible Note holders is subordinate in all respects to the first lien position of Bridge Bank. The foregoing description of the Subordinated Security Agreement is qualified by reference to the complete terms of such Subordinated Security Agreement, the form of which is filed herewith as 10.2 and incorporated herein by reference.
Concurrent with the closing of the transactions described above, the Company and each of the holders of the outstanding convertible promissory notes originally issued by the Company on September 18, 2013 (the “September 2013 Notes”) agreed to amend Section 2(a) of such notes and executed an amendment to the September 2013 Notes (the “Amendment”). Pursuant to the terms of the Amendment, the Company and the holders of the September 2013 Notes agreed to change the commencement date of the put right held by the holders of the September 2013 Notes from September 18, 2016 to July 1, 2017. The foregoing description of the Amendment to Convertible Notes is qualified by reference to the complete terms of such Amendment to Convertible Notes, the form of which is filed herewith as 10.3 and incorporated herein by reference.

The Company's press release, dated July 1, 2015, announcing the offering is filed as Exhibit 99.1 to this Current Report on Form 8-K.
The Convertible Notes and shares of common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act or any applicable state securities laws.
Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
See the disclosures made in Item 1.01, which are incorporated herein by reference.
Item 3.02 - Unregistered Sales of Equity Securities
See the disclosures made in Item 1.01, which are incorporated herein by reference.
Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of Convertible Note
10.1	Form of Convertible Note Purchase Agreement
10.2	Form of Subordinated Security Agreement
10.3	Form of Amendment to Convertible Notes
99.1	Press released dated July 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

July 1, 2015	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Convertible Note
10.1	Form of Convertible Note Purchase Agreement
10.2	Form of Subordinated Security Agreement
10.3	Form of Amendment to Convertible Notes
99.1	Press release dated July 1, 2015